                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                               WATERS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[ ] Fee paid previously with preliminary proxy materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

================================================================================

      [LOGO] Waters

                                                                  April 2, 2002

Dear Stockholder:

   On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Waters Corporation ("Waters" or the "Company") on May 7, 2002 at 11:00 a.m., local time. The meeting will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757.

   The matters scheduled to be considered at the meeting are (i) the election of directors of the Company and (ii) the ratification of the actions of the directors in amending the Second Amended and Restated 1996 Long-Term Performance Incentive Plan to increase the number of common shares reserved for issuance thereunder from 12,000,000 to 17,750,000 shares. These matters are more fully explained in the attached Proxy Statement which you are encouraged to read.

   The Board of Directors values and encourages stockholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your Proxy in the envelope provided even if you plan to attend the meeting.

   We hope you will be able to attend the meeting.

                                 Sincerely,

                                            /s/ Douglas Berthiaume
                                    Douglas A. Berthiaume
                                  Chairman, and
                                      Chief Executive Officer

[LOGO] Waters

                              WATERS CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   Notice is hereby given that the Annual Meeting of Stockholders of Waters Corporation ("Waters" or the "Company") will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 7, 2002 at 11:00 a.m., local time, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected,

    2. To ratify the actions of the directors in amending the Second Amended and Restated 1996 Long-Term Performance Incentive Plan to increase the number of shares of common stock, $.01 par value per share, reserved for issuance thereunder from 12,000,000 to 17,750,000 shares.

    3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

   In accordance with the provisions of the Company's bylaws, the Board of Directors has fixed the close of business on March 19, 2002 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

                                            By order of the Board of Directors

                                            /s/ Douglas Berthiaume
                                    Douglas A. Berthiaume
                                  Chairman, and
                                      Chief Executive Officer

Milford, Massachusetts
April 2, 2002

                              WATERS CORPORATION
                                34 Maple Street
                         Milford, Massachusetts 01757

                                PROXY STATEMENT
                        Annual Meeting of Stockholders
                            May 7, 2002, 11:00 a.m.

   The Proxy is solicited by the Board of Directors of Waters Corporation ("Waters" or the "Company") for use at the 2002 Annual Meeting of Stockholders to be held on May 7, 2002 at 11:00 a.m. at the Company's headquarters located at 34 Maple Street, Milford, Massachusetts, 01757. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for Proxy solicitation. Georgeson Shareholders Communications Inc. has been hired by the Company to do a broker solicitation for a fee of $5,500 plus reasonable out-of-pocket expenses. Expenses incurred in the solicitation of Proxies will be borne by the Company.

                                VOTING MATTERS

   The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the "Common Stock"), entitled to a vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by a properly signed proxy (a "Proxy"). Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed Proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

   Shares represented by Proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying choices, your shares will be voted in favor of the proposals made by the Board of Directors, and as the individuals named as Proxy holders on the Proxy deem advisable on all other matters as may properly come before the meeting.

   Any stockholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on March 19, 2002 (the "Record Date").

   Representatives of the Company's independent accountants (or independent auditors), PricewaterhouseCoopers LLP, are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

   On the Record Date, there were 131,098,061 shares of Common Stock outstanding and entitled to vote at the meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement is first being sent to the stockholders on or about April 2, 2002. A list of the stockholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                           MATTERS TO BE ACTED UPON

1. Election of Directors

   The Board of Directors recommends that the stockholders vote FOR each nominee for director set forth below. Eight directors are to be elected at the meeting, each to hold office until his successor is elected and qualified or until his earlier resignation, death or removal. Each nominee listed below is currently a director of the Company. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

   The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships and their ages as of April 2, 2002:

   Douglas A. Berthiaume, 53, has served as Chairman of the Board of Directors of the Company since February 1996 and has served as President, Chief Executive Officer and a Director of the Company since August 1994. From 1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore Corporation, the predecessor business of the Company, which was purchased in 1994. Mr. Berthiaume is a Director of the Children's Hospital Trust, the Analytical & Life Science Systems Association and Genzyme Corporation.

   Joshua Bekenstein, 43, has served as a Director of the Company since August 1994. He has been a Managing Director of Bain Capital, Inc. since January 1993 and a General Partner of Bain Venture Capital since its inception in 1987. Mr. Bekenstein is a Director of Sealy Corporation, Shoppers Drug Mart, and Bright Horizons Family Solutions, Inc.

   Michael J. Berendt, Ph.D., 53, has served as a Director of the Company since March 1998. Since November 2000, Dr. Berendt has served as Managing Director, Life Sciences Group, of AEA Investors Inc. ("AEA"). Prior to joining AEA, Dr. Berendt was Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation from November 1996 to November 2000. From January 1996 to November 1996, Dr. Berendt served as Vice President, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. From October 1993 to January 1996, Dr. Berendt served as Director, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. Prior to joining Bayer, Dr. Berendt served as Group Director of Drug Discovery at Pfizer, Inc., and was responsible for immunology pulmonary, inflammation and antibiotic research. Dr. Berendt has served as a member of the Board of Directors of Onyx Pharmaceuticals, Inc. and Myriad Genetics, Inc.

   Philip Caldwell, 82, has served as a Director of the Company since August 1994. Mr. Caldwell spent 32 years at Ford Motor Company where he served as Chairman of the Board of Directors and Chief Executive Officer from 1980 to 1985 and as a Director from 1973 to 1990. He served as a Director and Senior Managing Director of Lehman Brothers Inc. and its predecessor, Shearson Lehman Brothers Holdings, Inc. from 1985 to February 1998. Mr. Caldwell is also a Director of Mettler-Toledo International Inc., the Mexico Fund and Russell Reynolds Associates, Inc. Mr. Caldwell has also served as a Director of the Chase Manhattan Bank, N.A., the Chase Manhattan Corporation, Digital Equipment Corporation, Federated Department Stores, Inc., Kellogg Company, CasTech Aluminum Group, Inc., Specialty Coatings International, Inc., American Guarantee & Liability Insurance Company, Zurich Holding Company of America, Inc. and Zurich Reinsurance Centre Holdings, Inc.

   Edward Conard, 45, has served as a Director of the Company since August 1994. Mr. Conard has been a Managing Director of Bain Capital, Inc. since March 1993. Mr. Conard was previously a Director of Wasserstein Perella and Company, an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm's operations practice area. Mr. Conard is a Director of Dynamic Details, Inc., ChipPAC, Inc., Medical Specialties Group, Inc., Alliance Laundry, Inc., US Synthetic, Inc., and Broder Brothers.

   Laurie H. Glimcher, M.D., 50, has served as a Director of the Company since January 1998. Dr. Glimcher has been a Professor of Immunology and Medicine at the Harvard School of Public Health and Harvard Medical School since 1990. Dr. Glimcher is a Director of Bristol-Myers Squibb Company.

   William J. Miller, 56, has served as a Director of the Company since January 1998. Mr. Miller is an independent investor and consultant. From April 1996 to November 1999, Mr. Miller served as Chief Executive

Officer and Chairman of the Board of Avid Corporation and from September 1996 to January 1999, he served as President. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation. From May 1992, Mr. Miller served as a member of the Board of Directors of Quantum Corporation and from September 1993 to August 1995, he served as Chairman of the Board of Directors. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller is a Director of NVidia Corporation and ESPS, Inc.

   Thomas P. Salice, 42, has served as a Director of the Company since July 1994. Mr. Salice is President, Chief Executive Officer and a Director of AEA Investors Inc. ("AEA") and has served with AEA since June 1989. Prior to his association with AEA, Mr. Salice held positions in the investment banking divisions of First Boston Corp. and Lehman Brothers. Mr. Salice served on the Board of Directors of CasTech Aluminum Group and Manchester Tank & Equipment, and is currently a director of Mettler-Toledo International, Inc. and Sovereign Specialty Chemicals, Inc.

Required Vote; Recommendation of the Board of Directors

   With respect to the election of directors of the Company, the affirmative vote of a plurality of shares present in person or represented by Proxy, and entitled to vote on the matter, is necessary for the election of each of the nominees for director listed above (i.e. the nominees receiving the greatest number of votes cast will be elected). Withholding authority to vote for the election of a nominee will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will not be treated as votes cast for such nominee. A broker "non-vote" occurs when a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on the election of directors of the Company and will have no effect on the outcome of the vote. Broker "non-votes" will be counted as present for the purpose of determining whether a quorum is present.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE.

2. Amendment of the Company's Second Amended and Restated 1996 Long-Term Performance Incentive Plan

   The Board of Directors has authorized, subject to stockholder ratification, an increase in the number of Common Shares (defined below) available under the Second Amended and Restated 1996 Long-Term Performance Incentive Plan (the "Plan") from 12,000,000 to 17,750,000. As of December 31, 2001, 1,089,680
Common Shares were available for grant pursuant to the Plan.

   Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

   Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee has discretion to determine when awards are made, which individuals are granted awards, the type and number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to modify the terms of any award, to determine the time when awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying awards. The Committee has broad authority to construe and interpret the Plan and awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan.

   Eligibility. Awards may be granted to key employees of the Company and its subsidiaries. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company is eligible to receive an award under the Plan. The maximum number of shares issuable pursuant to stock options and stock appreciation rights under the Plan may not exceed 400,000 Common Shares in any one year to any employee of the Company.

   Shares Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company's Common Stock, $0.01 par value, and stock of any other class into which such shares may thereafter be changed (the "Common Shares"), which may be authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. A maximum of 12,000,000 Common Shares have been reserved for issuance pursuant to the Plan prior to approval of the proposed amendment.

   Types of Awards. Awards under the Plan include Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock.

   Nonqualified Stock Options and Incentive Stock Options (which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (together, "Stock Options") are rights to purchase Common Shares of the Company. Each Stock Option shall be evidenced by an instrument in such form as the Committee shall prescribe and shall specify (i) the option price which shall be at least the fair market value of the Common Shares subject to the Stock Option at the time the Stock Option is granted,
(ii) the number of Common Shares to be subject to the Stock Option and (iii) such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

   A Stock Option may be exercised during its term, at such time or times and in such installments as the Committee may establish in its grant thereof, by payment in full made in such form (including, but not limited to, cash, Common Shares held for at least six months, or a combination thereof) as the Committee may determine in its discretion. The term of a Stock Option expires (a) no later than one year following an optionee's termination of employment by reason of his or her death, disability or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose), (b) in the case of a Nonqualified Stock Option, no later than one year following an optionee's termination of employment for any other reason or
(c) in the case of an Incentive Stock Option, three months following an optionee's termination of employment for any other reason. Notwithstanding the foregoing, no Stock Option shall be exercisable after the tenth anniversary of the date it is granted.

   Incentive Stock Options may be granted only to eligible employees of the Company or any parent or subsidiary corporation, must have an exercise price of not less than 100% of the fair market value of the Company's Common Shares on the date of grant (110% for Incentive Stock Options granted to any 10% stockholder of the Company) and must have a term of not more than ten years (five years in the case of an Incentive Stock Option granted to any 10% stockholder of the Company). In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

   Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Each award of a Stock Appreciation Right shall be evidenced by an instrument in such form as the Committee shall prescribe, which instrument will specify (i) a "hurdle" price equal to at least the fair market value of the underlying Common Shares on the date of grant, (ii) the number of Common Shares subject to such award, and (iii) such other terms and conditions as the Committee, in its discretion, shall establish.

A Stock Appreciation Right may be exercised in accordance with such written instrument and at such time or times and in such installments as the Committee may establish. A Stock Appreciation Right expires (a) three years following a participant's termination of employment by reason of his or her disability or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose), or (b) one year following a participant's termination of employment by reason of his or her death. Notwithstanding the foregoing, no Stock Appreciation Right shall be exercisable after the tenth anniversary of the date it is granted or, in the case of a Stock Appreciation Right attached to an Option, unless such Option is at the time exercisable.

   Awards of Restricted Stock are Common Shares which are issued subject to certain restrictions. Each award of Restricted Stock shall be evidenced by an instrument in such form as the Committee shall prescribe, which instrument will specify (i) the number of Common Shares to be issued to a participant pursuant to the award and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both, and (ii) such other terms and conditions as the Committee, in its discretion, shall establish. Except as may be recommended by the Committee and approved by the Board, no award of Restricted Stock shall have a Restricted Period of less than 3 years. However, the Committee may, in its discretion under specified circumstances, cancel any and all restrictions on any or all of the Common Shares subject to an award of Restricted Stock if a participant who has been in continuous employment with the Company since the date on which a Restricted Stock award was granted to him or her shall, while in such employment, die, or terminate such employment by reason of disability or by reason of early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose). In no event shall more than 200,000 common shares be awarded as Restricted Stock.

   Transferability. No Stock Option may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him or her; provided, however, that the Committee, in its sole discretion, may establish, as permitted by applicable law, rules and conditions under which a grantee may transfer a Nonqualified Stock Option to such individuals or types of trusts that the Committee may determine to be eligible for transfer. An award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him or her.

   Effect of Significant Corporate Event. In the event any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of Common Shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, in each such case occurring after June 10, 1999, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any award or the number of Common Shares available for awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding awards shall lapse and participants shall be entitled to the full benefit of all such awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

   Amendments to the Plan. The Board of Directors may amend or modify the Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification, except where stockholder approval is required under the Plan. No award of options may be amended to allow the exchange or repricing of such options without stockholder approval.

   Summary of Tax Consequences. The following is a brief and general discussion of the Federal income tax rules applicable to awards granted under the Plan.

   Nonqualified Stock Options. There are no Federal income tax consequences to the Company or the participants upon grant of Nonqualified Stock Options. Upon the exercise of such an option, (i) the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Shares acquired upon the exercise of such option exceeds the exercise price, if any, and (ii) the Company will receive a corresponding deduction. A sale of Common Shares so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Shares on the exercise and sale dates.

   Incentive Stock Options. Except as noted at the end of this paragraph, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an Incentive Stock Option. If the participant holds shares of Common Shares purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Shares will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Shares within two years after the date an Incentive Stock Option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option.

   Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash, Common Shares or other property pursuant to an award of Stock Appreciation Rights.

   Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Shares acquired exceeds the price he or she has paid for it, if any. Recipients of Restricted Stock may, however, within 30 days of receiving an award of Restricted Stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an "83(b) election." If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock.

   Although the foregoing summarizes the essential features of the Plan, it is qualified in its entirety by reference to the full text of the Plan as approved.

   The benefits or amounts received by or allocated to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group are not determinable.

Required Vote; Recommendation of the Board of Directors

   The proposal to approve the adoption of the Second Amended and Restated 1996 Long-Term Performance Incentive Plan (the "Plan") will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. Withholding authority to vote for the adoption of the Plan will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will not be treated as votes cast for the adoption of the Plan. Broker "non-votes" will not be treated as shares present and entitled to vote on the adoption of the Plan and will have no effect on the outcome of the vote. Broker "non-votes" will be counted as present for the purpose of determining whether a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

3. Other Business

   The Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

                      DIRECTORS MEETINGS AND COMPENSATION

Directors Meetings

   The Board of Directors held six meetings during the year ended December 31, 2001. The Nominating Committee, which was formed as of July 10, 2001, currently consists of Mr. Philip Caldwell, Dr. Laurie H. Glimcher and Mr. Michael J. Berendt, and recommends candidates for membership on the Board of Directors (the "Board") and recruits such candidates for membership on the Board. The responsibilities of the Nominating Committee are to supervise the nominations and elections of members of the Board. The Nominating Committee may, as it deems appropriate, give consideration to any candidates suggested by the stockholders of the Company. The Audit Committee, which currently consists of Messrs. Bekenstein, Caldwell and Salice, oversees the activities of the Company's independent auditors, recommends the engagement of independent auditors, and performs certain other functions pursuant to its charter, a copy of which is attached to this Proxy Statement as exhibit A. The Compensation Committee, which currently consists of Messrs. Conard, Miller, and Salice, approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. During fiscal year 2001, each of the Company's directors participated in excess of 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which such director was a member. During fiscal year 2001, the Compensation Committee and the Audit Committee each met two times, while the Nominating Committee met once.

Report of the Audit Committee of the Board of Directors

   The Company has a qualified Audit Committee of the Board of Directors. The Audit Committee, in conjunction with management and the independent accountants, focuses on the following items:

    1. The adequacy of Company internal controls,

    2. The appropriateness of Company financial reporting and accounting processes,

    3. The independence and performance of the Company's independent auditors and

    4. Company compliance with laws and regulations.

   The Board of Directors has adopted a written charter setting out more specifically the functions that the Committee is to perform. A copy of the charter is attached to this Proxy as Exhibit A. The Committee held two meetings during the fiscal year ended December 31, 2001. The Chairman of the Committee reviewed on a quarterly basis, with members of the management team, the Company's quarterly financial results prior to the release of earnings and the filing of the Company's quarterly financial statements. The Directors who serve on the Committee are all "independent" as defined under the listing standards of the New York Stock Exchange. Company management has primary responsibility for the financial statements and reporting processes. The Company's independent auditors, PricewaterhouseCoopers LLP (PricewaterhouseCoopers), audit the annual financial statements and are responsible for expressing an opinion on their conformity with generally accepted accounting principles. The Committee hereby reports for the period ended December 31, 2001 that:

    1. It has reviewed and discussed the Company's audited financial statements for the period ended December 31, 2001 with management,

    2. It has discussed with PricewaterhouseCoopers those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees,

    3. It has received from and discussed with PricewaterhouseCoopers their written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committee and

    4. It has considered whether and determined that the provision of non-audit services to the Company by PricewaterhouseCoopers was compatible with maintaining auditor independence.

   Based on the items reported above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

         Mr. Joshua Bekenstein  Mr. Philip Caldwell  Mr. Thomas P. Salice

Audit Fees

   The aggregate fees for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

 Audit Fees                                                            $567,000
 Financial Information Systems/Design and Implementation Fees              None

 All Other Fees:
    Statutory Audit Fees                                      $243,000
    Benefit Plan Audit and Other                              $ 55,000
    Tax Compliance/Tax Projects                               $235,000
    All Other Fees                                                     $533,000

Compensation of Directors

   Directors who are full-time employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. In 2001, outside Directors each received a retainer of $20,000 for the year, $1,000 for each Board meeting attended, $750 for each committee meeting attended; and, on January 2, 2002, outside directors each received, with respect to services performed in 2001, an annual grant of 4,000 stock options under the Company's 1996 Non-Employee Director Stock Option Plan. For services performed in the year 2002, outside Directors each will receive a retainer of $22,000 for the year (other than the Chairman who, if an outside Director, will receive an annual fee of $30,000), $1,000 for each Board meeting attended, $750 for each committee meeting attended and an annual grant of 4,000 stock options under the 1996 Non-Employee Director Stock Option Plan. All directors are reimbursed for expenses incurred in connection with their attendance at meetings.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

   The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information on Mr. Berthiaume and the four other most highly compensated executive officers (collectively, the "named executives") who were serving as executive officers at the end of fiscal year 2001.

                                                                     Long Term
                                             Annual Compensation    Compensation
                                          ----------------------    ------------
                                                                     Securities
                                                                     Underlying   All Other
                                          Fiscal Salary   Bonus       Options    Compensation
       Name and Principal Position         Year   ($)      ($)          (#)          ($)
       ---------------------------        ------ ------- -------    ------------ ------------
Douglas A. Berthiaume....................  2001  560,000 295,551(1)   150,000       15,515(2)
Chairman, President and Chief              2000  530,000 927,500(3)   100,000       21,188(2)
Executive Officer (5)                      1999  500,006 635,250(4)   140,000       38,105(2)
Arthur G. Caputo.........................  2001  280,000 108,889(1)    75,000        6,938(2)
Senior Vice President,                     2000  265,000 320,650(3)    50,000       12,640(2)
Worldwide Sales and Marketing (5)          1999  240,006 244,560(4)    80,000       16,159(2)
John R. Nelson...........................  2001  290,000 112,778(1)   100,000       13,957(2)
Senior Vice President,                     2000  275,000 332,750(3)    50,000       19,910(2)
Research, Development and Engineering (5)  1999  249,990 254,750(4)    80,000       17,125(2)
Devette W. Russo.........................  2001  205,000  63,778(1)    30,000        3,865(2)
Senior Vice President, Chromatography      2000  195,000 193,050(3)    40,000        5,259(2)
Consumables Division (5)                   1999  180,000 150,347(4)    60,000        5,490(2)
Philip S. Taymor.........................  2001  217,534 108,889(1)    10,000       11,324(2)
Senior Vice President (5)                  2000  265,000 320,650(3)    50,000       18,455(2)
                                           1999  240,006 244,560(4)    80,000       15,628(2)

--------
(1) Reflects bonus earned under the Company's Management Incentive Plan in 2001 which was paid in 2002.

(2) Reflects amounts contributed for the benefit of the named executive in 2001, 2000 and 1999, respectively, under the Waters 401(k) Restoration Plan, the Waters Employee Investment Plan and for Group Term Life Insurance coverage in excess of $100,000.

(3) Reflects bonus earned under the Company's Management Incentive Plan in 2000 which was paid in 2001.

(4) Reflects bonus earned under the Company's Management Incentive Plan in 1999 which was paid in 2000.

(5) As of January 4, 2002, Mr. Berthiaume relinquished the title of President; Mr. Nelson was promoted to President & Chief Operating Officer, Waters Corporation; Mr. Caputo was promoted to President, Waters Division; Ms. Russo was appointed Senior Vice President, New Business Development. As of January 1, 2002, Mr. Taymor was no longer an officer of the company.

Option Grants In Fiscal Year 2001

   The following table shows information regarding stock option grants to the named executives in fiscal year 2001:

                                                               Potential Realizable Value at Assumed
                                                              Annual Rates of Stock Price Appreciation
                                 Individual Grants                    For 10-year Option Term
                      --------------------------------------- ----------------------------------------
                        Number Of      Percent Of
                        Securities   Total Options
                        Underlying     Granted To   Exercise
                         Options       Employees    Price ($/ Expiration
        Name          Granted (#)(1) In Fiscal Year    SH)       Date          5% ($)       10% ($)
        ----          -------------- -------------- --------- ----------     ----------    ----------
Douglas A. Berthiaume    150,000          6.66%     $36.2500   12/12/11     $3,419,615    $8,665,975
Arthur G. Caputo.....     75,000          3.33%     $36.2500   12/12/11     $1,709,807    $4,332,987
John R. Nelson.......    100,000          4.44%     $36.2500   12/12/11     $2,279,743    $5,777,316
Devette W. Russo.....     30,000          1.33%     $36.2500   12/12/11     $  683,923    $1,733,195
Philip S. Taymor.....     10,000           .44%     $36.2500   12/12/11     $  227,974    $  577,732

--------

(1) Each option becomes exercisable with respect to 20% of the shares subject to the option on each of December 12, 2002, December 12, 2003, December 12, 2004, December 12, 2005 and December 12, 2006.

Aggregated Option Exercises, Holdings and Year End Values for Fiscal Year 2001

   The following table shows information regarding (i) the number of shares of Common Stock acquired upon exercise by the named executives of stock options in 2001 and the value realized thereby and (ii) the number and value of any unexercised stock options held by such executives as of December 31, 2001:

                                                  Number of Securities         Value of Unexercised
                         Shares                  Underlying Unexercised      In-the Money Options at
                      Acquired on     Value         Options at FY-End     FY-End closing price of $38.75
        Name          Exercise (#) Realized ($) Exercisable/Unexercisable   Exercisable/Unexercisable
        ----          ------------ ------------ ------------------------- ------------------------------
Douglas A. Berthiaume        --             --      4,544,960/430,000        $154,658,060/$4,228,000
Arthur G. Caputo.....   100,000    $ 7,098,300        960,224/232,600        $ 30,255,336/$2,461,650
John R. Nelson.......    75,000    $ 4,817,401        934,504/257,600        $ 29,363,367/$2,524,150
Devette W. Russo.....        --             --        811,264/144,400        $ 25,974,723/$1,653,850
Philip S. Taymor.....   200,000    $13,132,640        549,240/167,600        $ 16,002,411/$2,299,150

Waters Corporation Retirement Plans

   Substantially all full-time United States employees of Waters participate in the Waters Corporation Retirement Plan (the "Retirement Plan"), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the "Code"). The Retirement Plan is a cash balance plan whereby each participant's benefit is determined based on annual pay credits and interest credits made to each participant's notional account. In general, a participant becomes vested under the Retirement Plan upon completion of five years of service. The normal retirement age under the lan is age 65.


   Pay credits range from 4% to 9.5% of compensation, depending on the participant's amount of compensation and length of service with the Company. Compensation refers to pension eligible earnings of the participant (limited to $170,000 for 2001), which includes base pay, overtime, certain incentive bonuses, commissions and pre-tax deferrals, but excludes special items such as stock awards, moving expense reimbursements and employer contributions to retirement plans. Interest credits are based on the one year constant maturity Treasury bill rate on the last day in November of the preceding plan year plus 0.5%, subject to a 5% minimum and a 10% maximum rate.

   The Company also maintains a non-qualified, supplemental plan which provides benefits that would be paid by the Retirement Plan except for limitations on pensionable pay and benefit amounts currently imposed by the Code.

   The aggregate estimated annual benefit payable from the Retirement Plan and supplemental plan combined to Messrs. Berthiaume, Caputo, Nelson, Taymor and Ms. Russo upon normal retirement is $208,000, $121,000, $80,000, $94,000 and
$75,000, respectively. As of December 31, 2001, Messrs. Berthiaume, Caputo, Nelson, Taymor and Ms. Russo had approximately 21, 24, 25, 21 and 29 years of credited service, respectively, under the Retirement Plan.

   The aggregate estimated annual normal retirement benefits are based on actual 2001 eligible compensation, including bonus paid in 2001. Future eligible compensation is assumed to equal January 2002 rate of pay and future interest credits are assumed to be 5%.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee currently consists of Mr. Edward Conard, Mr. Thomas Salice and Mr. William Miller. Prior to the Company's initial public offering in 1995, each of Mr. Conard and Mr. Salice also served as an officer of the Company.

Compensation Committee Report

   The Compensation Committee of the Board of Directors is responsible for administering the compensation of senior executives of the Company and is comprised of three independent non-employee directors.

   The Compensation Committee's compensation philosophy is to focus management on achieving financial and operating objectives which provide long-term stockholder value. The Company's executive compensation programs are designed to align the interest of senior management with those of the Company's stockholders. There are three key components of executive compensation: base salary, senior management incentive bonus (annual incentive), and long-term performance incentive. It is the intent of these programs to attract, motivate and retain senior executives. It is the philosophy of the Compensation Committee to allocate a significant portion of cash compensation to variable performance-based compensation in order to reward executives for high achievement.

Base Salary

   The base salaries for senior executives are reviewed annually by the Compensation Committee. Salaries are based upon a combination of factors including past individual performance, competitive salary levels and an individual's potential for making significant contributions to future Company performance. Increases to senior executives' base salaries in fiscal year 2001 were determined by the Compensation Committee after subjective consideration of the Company's financial performance in fiscal year 2000, individual position and responsibilities, and general and industry market surveys for comparable positions.

Annual Incentive

   The Management Incentive Plan is the variable pay program for officers and other senior executives of the Company. The purpose of the Management Incentive Plan is to provide added motivation and incentive to senior executives to achieve operating results based on operating budgets established at the beginning of the fiscal year. The Compensation Committee evaluates the audited results of the Company's performance against previously established performance targets in order to determine the individual bonuses under the Management Incentive Plan. The Company achieved a level of performance required to pay bonuses for fiscal year 2001 based upon overall Company performance.

1996 Long-Term Performance Incentive Plan

   Stock options are an important component of senior executive compensation and the 1996 Long-Term Performance Incentive Plan has been designed to motivate senior executives and other key employees to contribute to the long-term growth of stockholder value. Under the 1996 Long-Term Performance Incentive Plan and the 1994 Amended and Restated Stock Option Plan, stock options were granted to the Company's senior executives and other key individuals. The Compensation Committee authorizes awards under the plan based upon recommendations from the Company's Chief Executive Officer.

Other Compensation

   The Company's senior executives are also eligible to participate in other compensation plans that are generally offered to other employees, such as the Company's investment and savings plan, retirement plan, the employee stock purchase plan and the supplemental employee retirement plan.

Chief Executive Compensation

   Mr. Berthiaume's 2001 annual base salary was based on the Compensation Committee's evaluation of the Company's overall performance and the salaries and compensation practices of peer companies of comparable size. After considering these factors, the Compensation Committee elected to increase Mr. Berthiaume's annual base salary for fiscal year 2001 to $560,000. Under the Management Incentive Plan, the Compensation Committee awarded Mr. Berthiaume a bonus of $295,551 for fiscal year 2001 based upon the Company's performance as compared to pre-established criteria and targets. Mr. Berthiaume received a stock option grant of 150,000 shares based on the subjective consideration described under the 1996 Long Term Performance Incentive Plan.

Limit on Deductible Compensation

   The Compensation Committee has considered the application of Section 162(m) of the Internal Revenue Code to the Company's compensation practices. Section 162(m) generally limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as performance-based compensation. The annual cash compensation paid to individual executives during fiscal year 2001 (excluding exempt performance-based compensation) did not reach the $1 million threshold. It is believed that payments under the Management Incentive Plan and the stock incentive plans of the Company qualify as performance-based compensation. The Compensation Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Compensation Committee will reexamine the Company's compensation practices and the effect of
Section 162(m).

  Mr. Edward Conard   Mr. William Miller        Mr. Thomas Salice

Performance Graph

   The following graph compares the cumulative total return on $100 invested as of December 31, 1996 (the last day of public trading of the Common Stock in fiscal year 1996) through December 31, 2001 (the last day of public trading of the Common Stock in fiscal year 2001) in the Common Stock of the Company, the NYSE Market Index and the SIC Code 3826 Index. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
                  COMPARISON OF CUMULATIVE TOTAL RETURN SINCE
                  DECEMBER 31, 1996 AMONG WATERS CORPORATION,
    NYSE MARKET INDEX AND SIC CODE 3826--LABORATORY ANALYTICAL INSTRUMENTS
                                    [CHART]

                Waters         SIC           NYSE
             Corporation   Code Index    Market Index
             -----------   ----------    ------------
12/31/1996      100.00        100.00        100.00
12/31/1997      125.51        116.82        131.56
12/31/1998      287.24        124.35        156.55
12/31/1999      348.97        123.59        171.42
12/31/2000     1099.58        153.05        175.51
12/31/2001      510.28        118.75        159.87

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The table below sets forth certain information regarding beneficial ownership of Common Stock as of March 19, 2002 by each person or entity known to the Company who owns of record or beneficially five percent or more of the Common Stock, by each named executive officer and director nominee and all executive officers and director nominees as a group.

                                                                                  Percentage of
                                                               Number of Shares    Outstanding
Name                                                          Of Common Stock(1) Common Stock(1)
----                                                          ------------------ ---------------
5% Stockholders
Directors and Executive Officers
 Douglas A. Berthiaume (2)(3)................................      7,000,007          5.16%
 Arthur G. Caputo (2)(11)....................................      1,541,503          1.17%
 John R. Nelson (2)..........................................      1,009,804             *
 Devette W. Russo (2)(4).....................................      1,114,575             *
 Philip S. Taymor (2)(5)(6)..................................        795,320             *
 Joshua Bekenstein (2)(7)(8).................................         21,057             *
 Michael J. Berendt, Ph.D. (2)(12)...........................          4,800             *
 Philip Caldwell (2)(7)(8)(9)(12)............................        126,720             *
 Edward Conard (2)(7)(10)....................................         18,914             *
 Dr. Laurie H. Glimcher (2)(12)..............................          8,500             *
 William J. Miller (2)(7)(10)................................         12,143             *
 Thomas P. Salice (2)(7)(8)(10)..............................         33,328             *
 All Directors and Executive Officers as a group (16 persons)     12,954,375          9.28%

* represents less than 1% of the total.

1. Figures are based upon 131,098,061 shares of Common Stock outstanding as of March 19, 2002. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of Common Stock held by such stockholder or group which are exercisable within 60 days of March 19, 2002.

2. Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 19, 2002 as follows: Mr. Berthiaume 4,444,960, Mr. Caputo 960,224, Mr. Nelson 934,504, Ms. Russo 811,264, Mr. Taymor 549,240, Mr. Bekenstein 12,000, Mr. Berendt 4,800, Mr. Caldwell 12,000, Mr. Conard 12,000, Dr.
   Glimcher 8,500, Mr. Miller 8,800 and Mr. Salice 5,600.

3. Includes 69,000 shares held by Mr. Berthiaume's wife, 876,314 shares held in a family trust, 34,934 shares held in Mr. Berthiaume's 401K Plan and 5,524 shares held in the GST Trust account. Mr. Berthiaume disclaims beneficial ownership for the shares held by his wife and the shares held in the GST Trust account. The trustees of the GST Trust are his spouse and another reporting person of the Company.

4. Includes 67,068 shares held by Ms. Russo's son and 30,375 shares held in Ms. Russo's 401k plan.

5. Includes 77,420 shares held by Mr. Taymor's wife, for which shares he disclaims beneficial ownership.

6. Reporting person was named a trustee of a trust established by another reporting person of the Company.

7. Reporting person elected to receive deferred compensation in the form of phantom stock: Mr. Bekenstein 5,057 shares, Mr. Caldwell 7,592 shares, Mr. Conard 6,914 shares, Mr. Miller 3,343 shares and Mr. Salice 4,728 shares.

8. Member of the Audit Committee.

9. Includes 107,128 shares held in trust for Mr. Caldwell's wife, for which shares he disclaims beneficial ownership.

10. Member of the Compensation Committee.

11. Includes 99,835 shares held in Mr. Caputo's 401K Plan account and 1,840 shares held by his daughters, for which shares he disclaims beneficial ownership.

12. Member of the Nominating Committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

   None of the executive officers have employment agreements with the Company or any of its affiliates. None of them have any agreements entitling them to termination or severance payments upon a change in control of the Company, nor a change in the named executive's responsibilities following a change of control. However, each of the named executive officers is party to a Management Subscription Agreement with the Company, pursuant to which each named executive officer has purchased shares of Common Stock. Each executive officer is also the grantee of certain stock options from the Company under one or more Stock Option Agreements. Pursuant to the terms of such agreements, the stock purchased under such agreements or available upon exercise of the options may be subject to repurchase by the Company at the end of such executive's employment with the Company. The Management Subscription Agreements and the Stock Option Agreements also impose certain additional restrictions upon the executive, including confidentiality obligations, assignment of the benefit of inventions and patents to the Company, a requirement that the executive devote his or her exclusive business time to the Company, and noncompete restrictions which extend in certain cases, depending on the basis on which his or her employment is terminated, for a period of up to 24 months following his or her termination date.

Loans to Executive Officers

   The Company has made loans, in an aggregate principal amount of $1,781,436 to certain executive officers of the Company. These loans were full recourse loans and were secured by a pledge of certain of the shares of Common Stock owned by such executive officers. In 1999, Douglas A. Berthiaume, Chairman, President and Chief Executive Officer repaid loans amounting to $743,858 and John R. Nelson, Senior Vice President, Research, Development and Engineering repaid loans amounting to $233,712. In 2000, Brian K. Mazar, Senior Vice President, Human Resources and Investor Relations repaid loans amounting to $282,472 and Devette Russo, Senior Vice President, Chromatography Consumables Division, repaid loans amounting to $240,940. In 2001, Philip S. Taymor, Senior Vice President and Arthur Caputo, Senior Vice President, Worldwide Sales and Marketing, each repaid loans amounting to $280,454. The payments by these executive officers repaid in full the outstanding principal amounts and accrued interest. At December 31, 2001 there were no loans outstanding due from executive officers.

Indemnification of Directors and Officers

   The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Certificate and Amended and Restated Bylaws.

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

   The Federal securities laws require the Company's directors and officers, and persons who own more than five percent of the Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock.

   To the Company's knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, all of the Company's officers, directors and greater-than-five-percent beneficial owners made all required filings during the fiscal year ended December 31, 2001.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders to be presented at the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 2, 2002 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 2003 Annual Meeting will be scheduled on or about May 7, 2003.

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER
                            OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

Purpose

   The purpose of the Audit Committee is to assist the Board of Directors in ensuring that management is maintaining internal controls adequate to provide reasonable assurance that assets are safe-guarded, transactions are properly executed and recorded, generally accepted accounting principles are consistently applied, and that there is compliance with corporate policies for conducting business. The Committee shall perform such functions, exercise such powers, and consult with such persons as may be required to fulfill the responsibilities of the Committee or additional responsibilities, which may be delegated to it from time to time by the Board of Directors.

Composition

   The Committee shall consist of no fewer than three members of the Board of Directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the members' exercise of independent judgment, as prescribed by the applicable laws, regulations and rules of the Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE). All members of the Committee shall have a working familiarity with basic finance and accounting practices and a least one member of the Audit Committee shall have accounting or related financial management expertise, as in conformity with the applicable SEC and NYSE laws, regulations and rules. The chairperson and members shall be appointed by the Board of Directors and shall serve an annual term.

Audit Committee Authority and Specific Duties

   The Audit Committee will meet periodically (normally two times annually) with representatives of management and the external auditors to review, oversee, approve, or take other action, as appropriate, with respect to various items detailed below. The external auditors for the Corporation are ultimately accountable to the Board of Directors of the Corporation and the Committee.

  A. External Audit

      1. Consider corporate management's recommendations regarding the appointment of external auditors (or independent accountants or independent auditors). The Committee shall select and recommend to the Board of Directors for approval of the engagement, on behalf of the Corporation, the independent accountants to audit the books of account and other records of the Corporation.

      2. Review the proposed scope of the annual audit and significant variations that arise in the course of the examination.

      3. Review the external auditors' internal control observations and responses by corporate management.

      4. Approve fees related to the annual external audit and subsequent variations.

      5. Review the independence of the external auditors and ensure that the auditors submit on a periodic basis to the Committee a formal statement delineating all relationships between the auditors and the Corporation. The Committee shall actively engage in discussion with the auditors with respect to any relationships or services that may impact their objectivity and independence.

      6. Review the performance of the external auditors.

  B. Financial Reporting

      1. Review the accounting policies and practices and significant judgments that may affect the financial statements of the Corporation, and the selection made from among alternative accounting treatments.

      2. Consider changes in accounting standards that may significantly affect financial reporting practices.

      3. Review, with financial management and the independent auditors, the Corporation's quarterly financial results prior to the release of earnings and/or the filing or distribution of the Corporation's quarterly financial statements. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors. The Chairman of the Committee (or an alternate if necessary) may represent the entire Audit Committee for purposes of this review.

      4. Transmit to the Board of Directors, after the close of each fiscal year, financial statements with the opinion of such independent accountants.

  C. Controls

      1. Assess the effectiveness of the system of internal controls, including the security of tangible and intangible corporate assets and the security of computer systems and facilities.

      2. Review any significant instances of employee defalcation and violations of corporate policies and procedures, including compliance with environmental requirements.

   At regularly scheduled meetings, and at any other times when they believe it necessary, the external auditors, and senior financial management, will meet with the Committee privately and confidentially to notify or advise it concerning any circumstances which they believe require the special attention of the Committee.

Other Committee Activities

      1. The Committee may, at its discretion, request management, the external auditors, or other persons with specific competence, including outside counsel, to undertake special projects or investigations which it deems necessary to fulfill its responsibilities.

      2. The Committee will be informed by senior financial management of the rationale for securing audits or second opinions from accounting firms other than the Corporation's independent public accountants.

      3. The Committee will assess and review annually the adequacy of the charter.

      4. The Committee will provide its report required to be included in the Corporation's annual Proxy Statement.

1444-PS-02

[LETTER HEAD]


Waters
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398


------------------                           -----------------
Vote by Telephone                            Vote by Internet
------------------                           -----------------

It's fast, convenient, and immediate!        It's fast, convenient, and
Call Toll-Free on a Touch-Tone Phone         your vote is immediately
1-877-PRX-VOTE (1-877-779-8683)              confirmed and posted.

Follow these four easy steps:                Follow these four easy steps:

 1. Read the accompanying Proxy              1. Read the accompanying Proxy
    Statement and Proxy Card.                   Statement and Proxy Card.

 2. Call the toll-free number                2. Go to the Website
    1-877 PRX-VOTE (1-877-779-8683)             http://www.eproxyvote.com/wat
    For shareholders residing outside
    the United States call collect on
    a touch-tone phone 1-201-536-8073.

 3. Enter your 14-digit Voter Control        3. Enter your 14-digit Voter
    Number located on your Proxy Card           Control Number located on your
    above your name.                            Proxy Card above your name.

 4. Follow the recorded instructions.        4. Follow the instructions provided

 Your vote is important!                     Your vote is important!
 call 1-877-PRX-VOTE anytime!                Go to http://www.eproxyvote.com/wat
                                             anytime!


Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE


[X]Please mark
   votes as in
   this example.

Please sign, date and return your proxy in the envelope provided even if you plan to attend the meeting.

1. To elect a Board of Directors for the ensuing year and until their successors are elected.

Nominees: (01) Joshua Bekenstein, (02) Michael J. Berendt, Ph.D., (03) Douglas
A. Berthiaume, (04) Philip Caldwell, (05) Edward Conard, (06) Laurie H. Glimcher, M.D., (07) William J. Miller and (08) Thomas P. Sallce

[ ] FOR ALL NOMINEES                [ ] WITHELD FROM ALL NOMINEES
[_]____________________________________________
Note: If you do not wish your shares voted "for" a particular nominee, write such nominee's name on the line above.

                                     Waters

                The Officers and Directors of Waters Corporation
                         cordially invite you to attend
                       the Annual meeting of Stockholders
               to be held at Waters Corporation, 34 Maple Street,
          Milford, Massachusetts on Tuesday, May 7, 2002 at 11:00 a.m.

                              Douglas A. Berthiaume

                            /s/ Douglas A. Berthiaume

                      Chairman and Chief Executive Officer

             (FOR RECORDED DIRECTIONS TO WATERS, CALL 508 482-3314)

                                   DETACH HERE

                                      PROXY

                               WATERS CORPORATION

                FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas A. Berthiaume and John Ornell, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

2. To ratify the actions of the directors in amending the Second Amended and Restated 1996 Long-Term Performance Incentive Plan to increase the number of Common Shares reserved for issuance thereunder from 12,000,000 to 19,000,000

FOR    AGAINST   ABSTAIN

[_]      [_]       [_]


3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [_]


     MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [_]


     (If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)




Signature:_____________________________  Date:________________

Signature:_____________________________  Date:________________